UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 28, 2004

WORLD HEALTH ALTERNATIVES, INC.

(Exact name of registrant as specified in this charter)

Florida	333-84934	04-3613924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Penn Center Blvd., Suite 111, Pittsburgh, PA	15235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (412) 829-7800

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On April 30, 2004, World Health Alternatives, Inc. (the “Company”) executed a stock purchase agreement, subsequently amended on May 19, 2004, and on May 28, 2004 (the stock purchase agreement and the amendments thereto shall be referred to collectively as the “Stock Purchase Agreement”), thereby completing the Company’s acquisition of all of the stock of Pulse Healthcare Staffing, Inc., a California corporation (“Pulse”). A copy of the stock purchase agreement and the amendments thereto are attached at Exhibit 2.1, 2.2, and 2.3 to this current report on Form 8-K and are incorporated herein by reference.

Pulse is a medical staffing company located in Citrus Heights, California, that places nurses in healthcare facilities for contractually defined assignment periods and on a permanent basis. Pulse has approximately 175 clients across seven western states, with California being its largest market, and a database of approximately 20,000 nurses. The Company intends to retain Pulse’s current infrastructure, including its management team and key employees, and will operate Pulse as a wholly owned subsidiary of the Company.

Pursuant to the terms and conditions of the Stock Purchase Agreement, the Company received 100,000 shares of Pulse Healthcare Staffing, Inc., representing all of the issued and outstanding shares of Pulse’s common stock, for $14,165,000, subject to a working capital adjustment, and 200,000 shares of the Company’s restricted common stock. The purchase price is allocated among the Controlling Management Shareholder, the Principal Shareholder and the Remaining Shareholders as follows:

The Company will pay the Controlling Management Shareholder the aggregate purchase price of $12,303,000 and an aggregate of 100,000 shares of the Company’s restricted common stock. The Controlling Management Shareholder has been issued the 100,000 shares of the Company’s restricted common stock. The cash consideration shall be paid as follows:

•	$438,000 was paid at closing;

•	$8,615,000 payable on or before June 14, 2004; and

•	$1,250,000 to be deposited into an escrow account upon payment of the $8,615,000 payable to the Controlling Management Shareholder. The escrow deposit shall be distributed, after the working capital adjustment, in accordance with the terms of the Stock Purchase Agreement and the Escrow Agreement (attached as an exhibit to the Stock Purchase Agreement). The parties have agreed that the payments from the escrow account will be subject to adjustment based on actual working capital (the current assets of Pulse minus the current liabilities of Pulse) and any indemnification claims against the Controlling Management Shareholder, with such adjustment increasing or decreasing the purchase price by no more than $1,000,000.

After June 14, 2004:

•	$1,000,000 payable six months following the closing date of the Stock Purchase Agreement; and

•	$1,000,000 payable twelve months following the closing date of the Stock Purchase Agreement.

The Company will pay the Principal Shareholder the aggregate purchase price of $750,000 and 100,000 shares of the Company’s restricted common stock. The Principal Shareholder has been issued the 100,000 shares of the Company’s restricted common stock. The cash consideration shall be paid as follows:

•	$50,000 was paid at closing;

•	$250,000 was paid by May 28, 2004; and

•	$450,000 payable on or before June 14, 2004.

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The Company will pay the Remaining Shareholders the aggregate purchase price of $1,112,000. The cash consideration shall be paid as follows:

•	$512,000 was paid at closing;

•	$50,000 was paid by May 28, 2004; and

•	$550,000 payable on or before June 14, 2004.

In addition, the shares of the Controlling Management Shareholder that the Company received are pledged as security against the Company’s payment of all of the consideration to be paid to the Controlling Management Shareholder, the Principal Shareholder and one of the Remaining Shareholders, pursuant to the terms and conditions of a pledge agreement, the form of which is attached as Exhibit 2.4 hereto.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement, the form of which is attached as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3 hereto and incorporated herein by reference.

This report contains forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the Company’s future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “intends”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. For a list and descriptions of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial statements of business acquired.

The financial statements required by this Item 7(a) will be filed by amendment to this Form 8-K within the period permitted by Item 7(a)(4) of Form 8-K.

(b) Pro Forma financial information

The pro forma financial information required by this Item 7(b) will be filed by amendment to this Form 8-K within the period permitted by Item 7(a)(4) of Form 8-K.

(c) Exhibits

Exhibits	Description
2.1	Stock Purchase Agreement by and between World Health Alternatives, Inc., Pulse Healthcare Staffing, Inc., and all of the shareholders of Pulse Healthcare Staffing, Inc., dated April 30, 2004.

2.2	Amendment Number One to Stock Purchase Agreement by and between World Health Alternatives, Inc., Pulse Healthcare Staffing, Inc., and all of the shareholders of Pulse Healthcare Staffing, Inc., dated May 19, 2004.

2.3	Amendment Number Two to Stock Purchase Agreement by and between World Health Alternatives, Inc., Pulse Healthcare Staffing, Inc., and all of the shareholders of Pulse Healthcare Staffing, Inc., dated May 28, 2004.

2.4	Pledge Agreement by and between World Health Alternatives, Inc. and certain shareholders of Pulse Healthcare Staffing, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD HEALTH ALTERNATIVES, INC.

By	/s/ Richard E. McDonald
Richard E. McDonald
President,
Principal Financial Officer
Principal Accounting Officer
Chairman of the Board of Directors

By	/s/ Marc D. Roup
Marc D. Roup
Chief Executive Officer and Director

June 3, 2004

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